Exhibit 99.1

Virgin Group Acquisition Corp. II Announces Pricing of Upsized $350 Million Initial Public Offering

New York – March 22, 2021 – Virgin Group Acquisition Corp. II (the “Company”) announced today that it priced its initial public offering of 35,000,000 units at $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “VGII.U” beginning on March 23, 2021. Each unit consists of one Class A ordinary share and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on NYSE under the symbols “VGII” and “VGII WS,” respectively.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses that operate in one of the Virgin Group’s core sectors: travel & leisure, financial services, health & wellness, technology & internet-enabled, music & entertainment, media & mobile and renewable energy/resource efficiency. The management team includes Sir Richard Branson, founder of the Company, a renowned global entrepreneur and founder of the Virgin Group and responsible for the Virgin Group; Josh Bayliss, the Company’s Chief Executive Officer and director, who is the Chief Executive Officer of the Virgin Group and is responsible for the Virgin Group’s strategic development, licensing of the brand globally and management of direct investments on behalf of the Virgin Group in various companies around the world; and Evan Lovell, the Company’s Chief Financial Officer and director, who is a Chief Investment Officer of the Virgin Group and is responsible for managing the Virgin Group’s investment team and portfolio in North America.

Credit Suisse is acting as the sole book-running manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 5,250,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

Registration statements relating to the securities have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

For inquiries please contact Tamara Bennett at info-vgacii@vgacquisition.com.

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